SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2002

ITLA CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A

(Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

          On May 29, 2002, the Board of Directors of ITLA Capital Corporation ("the Company"), dismissed the Company's current independent auditors, Arthur Andersen LLP, and upon recommendation by its Audit Committee, approved the engagement of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

          The reports of Arthur Andersen LLP on the Company's financial statements as of and for the years ending December 31, 2001 and 2000, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          During the Company's two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period from January 1, 2002 through May 29, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

          Prior to the dismissal of Arthur Andersen LLP, the Company did not consult with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statement; or (iii) a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

          The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 4, 2002, is filed as Exhibit 16 to this Form 8-K. A proposal that the appointment of Ernst & Young LLP be ratified will be submitted to the Company's shareholders at its Annual Meeting of Shareholders to be held on July 16, 2002.

Item 7.  Financial Statements and Exhibits

          (c)         Exhibits

          16          Letter of Arthur Andersen LLP dated June 4, 2002.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ITLA CAPITAL CORPORATION
Date:	June 5, 2002	By:	/s/ Timothy M. Doyle Timothy M. Doyle Senior Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
16	Letter of Arthur Andersen LLP

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